Exhibit 23.2

Consent of Independent Auditors

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 11, 2011, relating to the financial statements of Apthera, Inc. appearing in the Current Report on Form 8-K/A of Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) dated April 14, 2011.

/s/ Lohman Company, PLLC

Mesa, Arizona

August 14, 2012